Pfizer Announces Chief Financial Officer Transition

NEW YORK, June 18, 2026—Pfizer Inc. (NYSE: PFE) today announced that Dave Denton, Chief Financial Officer, will step down from his current role and leave the company on August 15 for a professional opportunity outside of the pharmaceutical industry in consumer goods, which he has accepted. The company has named Cecile Guegan, currently Senior Vice President, Finance, Global Biopharmaceutical Business, as Interim Chief Financial Officer, effective August 16, while Pfizer conducts a comprehensive internal and external search. Dave and Cecile will work together to ensure a seamless transition.
“Dave has been a steady and trusted steward of Pfizer’s financial health, and we are grateful for his leadership, especially during some of the most important business transactions in our recent history, including Seagen, Biohaven, and Metsera, that will serve Pfizer well for years to come. We wish him the very best as he returns to the consumer goods industry,” said Albert Bourla, Chairman and Chief Executive Officer. “Given Cecile’s deep institutional knowledge and financial acumen, I have every confidence in her ability to lead Pfizer's finance organization and keep us focused on what matters most — executing our strategy and delivering for patients and shareholders."
“It has been an honor and privilege to work alongside Albert for Pfizer, an iconic and purpose-driven company, during such a meaningful time in its history," said Dave Denton, Executive Vice President and Chief Financial Officer. “Pfizer is in excellent hands, and I leave knowing the executive leadership team, now including Cecile as interim CFO, will continue to succeed and carry its important work forward."
Cecile brings more than two decades of experience at Pfizer, amassing deep global financial experience leading finance across a wide range of complex and strategic portfolios, research and development, and several regions. In her current role, she is directly responsible for the financial operations and reporting of Pfizer’s biopharmaceutical business across all therapeutic areas and geographies. She has strong financial judgement and a proven track record of leading important enterprise initiatives, including the integration of Seagen into Pfizer in 2024. Cecile holds a Master in Business degree from Brest Business School.

About Pfizer: Breakthroughs That Change Patients’ Lives
At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products, including innovative medicines and vaccines. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world's premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For over 175 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.Pfizer.com. In addition, to learn more, please visit us on www.Pfizer.com and follow us on X at @Pfizer and @Pfizer News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

Disclosure Notice
The information contained in this release is as of June 18, 2026. The Company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.
This release contains forward-looking information about, among other things, Pfizer’s growth potential, strategy, including the potential benefits of certain business development transactions that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development; risks related to the ability to realize the anticipated benefits of Pfizer’s business development transactions, including the possibility that the expected benefits from such transactions will not be realized or will not be realized within the expected time period; the uncertainties inherent in business and financial planning, including, without limitation, risks related to Pfizer’s business and prospects, adverse developments in Pfizer’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment, trade policies or economies generally; the impact of COVID-19 on our business, operations and financial results; and competitive developments.
A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.

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